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                                                                  EXHIBIT 3.1(a)

                              State of Delaware

                                                                       Page 1
                      Office of the Secretary of State

                          ---------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BAMBOO.COM, INC.", CHANGING ITS NAME FROM "BAMBOO.COM, INC." TO "INTERNET PICTURES CORPORATION", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF JANUARY, A.D. 2000, AT 3:46 O'CLOCK P.M.

                       [SEAL OF THE STATE OF DELAWARE]



                                           /s/ EDWARD J. FREEL
                                           -----------------------------------
              [SECRETARY'S OFFICE SEAL]    Edward J. Freel, Secretary of State


                                           AUTHENTICATION: 0252615

                                                     DATE: 02-11-00

2877154  8100
001069489
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                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                                bamboo.com, Inc.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


                                   * * * * *


     bamboo.com, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Article I of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          The name of the corporation is Internet Pictures Corporation.

     SECOND: the third sentence of Article IV of the Corporation's Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

          The total number of shares of Common Stock that the Corporation is authorized to issue is 150,000,000, with a par value of $0.001 per share.

     THIRD: The foregoing amendment was duly adopted in accordance with Sections 242 and 253 of the General Corporation Law of the State of Delaware.

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 03:46 PM 01/19/2000
                                                          001029362 - 2877154
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         IN WITNESS WHEREOF, A. Hunter Farrell has caused this Certificate to be duly executed in its corporate name this 19th day of January, 2000.

                                          bamboo.com, Inc.



                                          By: /s/ A. Hunter Farrell
                                              ---------------------------------
                                              A. Hunter Farrell
                                              Assistant Secretary






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